UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/06/2010

Webster Financial Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31486

Delaware	06-1187536
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Webster Plaza
Waterbury, Connecticut 06702
(Address of principal executive offices, including zip code)

203-578-2202
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., announced today that it will repurchase $100 million of preferred stock that was sold to the U.S. Department of the Treasury under its Capital Purchase Program (CPP). Webster's redemption of the preferred stock is not subject to any additional approval conditions or stipulations from the Treasury Department, including the issuance of additional capital.

Following this redemption, Webster will have repurchased $200 million of the $400 million in CPP funds that Webster agreed to accept from the U.S. Treasury in November 2008. On March 3, 2010, Webster repurchased an initial $100 million of preferred stock from the U.S. Treasury. Webster intends to continue to pursue opportunities for repayment of the balance.

The repurchase is anticipated to occur in October 2010 and will require a one-time, after-tax, non-cash charge of $1.4 million in the fourth quarter of 2010 from the acceleration of the unamortized discount on the redeemed shares. Webster's ratio of Tier 1 common to risk-weighted assets was 8.12 percent at June 30, 2010 and will not be affected by the $100 million repurchase.

Forward-Looking Statements

This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements can be identified by words such as "believes", "anticipates", "expects", "intends", "targeted", "continue", "remain", "will", "should", "may", "plans", "estimates" and similar references to future periods, however such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Webster's actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:(1) local, regional, national and international economic conditions;(2) government intervention in the U.S. financial system;(3) changes in the level of non-performing assets and charge-offs;(4) inflation, interest rate, securities market and monetary fluctuations, and management's estimates and projections of such fluctuations; (5) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (6) changes in management's estimate of the adequacy of the allowance for loan losses; (7) the risks associated with the continued diversification of assets and adverse changes to credit quality; (8) technological changes; (9) the Company's ability to increase market share and control expenses; (10) changes in laws, regulations and policies (including tax, banking, securities and insurance laws, regulations and policies); (11) changes in applicable accounting policies and practice; (12) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (13) the Company's success at managing the risks involved in the foregoing items; and (14) the other factors that are described in the Company's Annual Report on Form 10-K under the heading "Risk Factors." Any forward-looking statement made by the Company in this report speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webster Financial Corporation

Date: October 06, 2010	By:	/s/ Theresa M. Messina
Theresa M. Messina
Principal Accounting Officer